CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated October 29, 2010 on the financial statement of Oracle Mutual Fund, (the “Fund”), a series of the Oracle Family of Funds as of August 31, 2010 and to all references to our firm in the Prospectus and Statement of Additional Information in this Post-Effective Amendment [Rule 485(b)] to the Archer Investment Series Trust Registration Statement of Form N-1A.

Patke & Associates, Ltd.

Lincolnshire, Illinois

December 29, 2010